Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this Agreement) is dated as of the date it has been executed and delivered by all parties hereof (the Effective Date)

BETWEEN:

EsandAr Selfstorage LP

AND

Cityview Selfstorage LP

AND

Lakeshore Selfstorage LP

AND

Bluebird Sanford Storage LP

AND

Bluebird Ingram Storage LP

AND

NYX SHERIDAN STORAGE LP

AND

NYX Appleby Storage LP

(each such party individually, a “Seller” and collectively, the “Sellers”)

- AND -

SST II ACQUISITIONS, LLC

(the Purchaser), a Delaware limited liability company.

In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

Article 1

PURCHASE AND SALE
1.1
Purchase and Sale. Subject to the terms and conditions of this Agreement, Sellers agree to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase from Sellers, on the Closing Date (as defined in Section 8.1(a)), the following (the Land, Real Property, Leases, Tangible

Personal Property, the Ingram Construction Contract and Appleby Construction Contract (collectively, the “Construction Contracts”) and Intangible Property collectively, the Property):
(a)
Land. The parcels of land described in the Legal Description column of the table included in Schedule A, including all privileges and appurtenances, and rights and benefits (including easements and rights of way) belonging thereto (the Land);
(b)
Improvements. In respect of the Land, all buildings, structures, improvements, appurtenances, attachments, fixtures (including trade fixtures) and fixed equipment located thereon or affixes thereto, including all systems including heating, ventilation, air-conditioning, electrical, lighting, plumbing and water systems and all elevators, escalators, floor coverings, furnaces and boilers and fittings owned by the Sellers (the Improvements and together with the Land, the Real Property);
(c)
Leases. Sellers’ interest under all written leases, occupancy agreements and rental agreements, in each case, for rental units relating to the Land and Improvements, including all tenant leasing files, all tenant security deposits held by Sellers on the Closing Date (as defined below) and all records, books and accounts relating thereto, including, without limitation, the leases for storage space described in the rent roll (the Rent Roll) attached hereto as Schedule 1.1(c) (collectively, the Leases);
(d)
Tangible Personal Property. All fixtures, furniture, equipment, machinery, signage, tools, office equipment, supplies, telephones and other tangible personal property owned by or on behalf of Sellers as set forth on Schedule 1.1(d) attached (but excluding all computers and computer systems (subject to Sellers’ covenants and obligations pursuant to Section 1.1(e) below (the Tangible Personal Property); and
(e)
Intangible Property. All intangible property owned by Sellers and pertaining to the ownership and/or occupancy of the Property and the operation of the business being conducted on the Land, including, without limitation: (i) all transferable telephone exchange numbers including the telephone numbers and facsimile numbers set out In Schedule 1.1(f), (ii) all plans, specifications and studies, including development, engineering and landscaping plans and environmental studies, (iii) all licenses, permits, designs and systems, certificates of occupancy, authorizations and approvals, (iv) all transferable utility contracts, and (v) all assignable warranties and guarantees relating to the Property, or any part thereof (collectively, the Intangible Property), provided that, in respect of that portion of intangible property comprising digital assets owned and utilized by Sellers in the operation of the Property and not comprising Intangible Property to be transferred to Purchaser on Closing, Sellers covenant and agree, in each case, within three (3) days of Closing;
(f)
to transfer and provide login access information to Purchaser with respect to those Google accounts relating to the Property and transfer and release to Purchaser the Property listing(s) from the Google My Business digital listing entity. In this regard, Sellers shall ensure that all data in respect of such listings is provided, including location specific information so Purchaser can claim and take over such listing(s);
(g)
to provide to Purchaser Property list location(s) and specific identifier - location number(s) for Purchaser to manage an Individual Property location and to list and be published, in respect of such Individual Property, as a Purchaser designated location;
(h)
to transfer to Purchaser those digital assets of the Property comprising photographs of the Property, renderings of the Property, any vector diagrams or blueprints of the Property or associated digital representation of the physical layouts thereof; and
(i)
to cease advertising the Property, or any part thereof, immediately on Google AdWords, Bing Ads, facebook, retargeting banners and any other similar platforms.
1.2
Portfolio Transaction.

The Land comprises a portfolio of individual parcels of land, each identified in a separate row of the table set out in Schedule A. Any individual parcel of land identified in Schedule A may be referred to herein as “Individual Land” and for such Individual Land, all related Improvements, Leases, Tangible Personal Property, Construction Contracts and Intangible Property in respect of such Individual Land, together with such Individual Land, may be referred to herein as “Individual Property”). Wherever a Property or Real Property is identified as a Seller’s Property (or Seller’s Real Property) or “its Property” with reference to a Seller (or “its Real Property” with reference to a Seller), or a Property or Real Property, or any constituent part thereof, is otherwise attributed to a specific Seller, the Property or Real Property (or constituent part thereof) being referred to is the Individual Property (or constituent part thereof) owned by such Seller.

1.3
Competition Act Approval.
(a)
For the purposes of this Agreement and in particular this Section 1.3:
(i)
Advance Ruling Certificate means an advance ruling certificate issued by the Commissioner pursuant to subsection 102(1) of the Competition Act in respect of the transactions contemplated by this Agreement.
(ii)
Commissioner of Competition means the Commissioner of Competition appointed under section 7(1) of the Competition Act, including any person designated by the Commissioner of Competition to act on his or her behalf.
(iii)
Competition Act means the Competition Act (Canada).
(iv)
Competition Act Approval means one of the following has occurred in respect of the transactions contemplated by this Agreement: (a) the Commissioner of Competition has issued an Advance Ruling Certificate; or (b) either: (i) the requirement to notify the Commissioner of Competition and supply information has been waived pursuant to Section 113(c) of the Competition Act (Canada); or (ii) the applicable waiting period under Section 123 of the Competition Act (Canada) has expired or has been terminated and, in the case of (i) or (ii), the Commissioner of Competition has issued a No-Action Letter, and such No-Action Letter remains in full force and effect at Closing.
(v)
No-Action Letter means written confirmation from the Commissioner of Competition that he does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement.
(b)
As promptly as practicable and in any event within ten (10) business days after the date of this Agreement, or such other date as the Purchaser and Seller may reasonably agree:
(i)
Purchaser shall prepare and file with the Commissioner of Competition a request for an Advance Ruling Certificate or, in the alternative, a No Action Letter; and

(ii)
Purchaser and Sellers shall prepare and file their respective notification forms under Part IX of the Competition Act in a manner sufficient to start the waiting period prescribed under paragraph 123(1)(a) of the Competition Act, unless otherwise agreed to by Purchaser and Sellers in writing;

Subject to compliance at all times with applicable laws and the other provisions of the Agreement (including , Purchaser and Sellers shall coordinate and cooperate with each other in exchanging information and supplying such assistance as is reasonably requested in connection with the foregoing including providing each party with all notices and information supplied to or filed with or received from the Commissioner of Competition or any other governmental authority (except for notices and information which Sellers or Purchaser, in each case acting reasonably, considers highly confidential and/or competitively sensitive and which, subject to Section 1.31.3(d), may be filed on a confidential basis).

(c)
Without limiting the generality of the foregoing, each of Sellers and Purchaser shall:
(i)
comply, at the earliest practicable date and after consultation with the other party, with any request for additional information or documentary material received by it from the Commissioner of Competition or any other governmental authority, as applicable;
(ii)
cooperate with one another in connection with any filings or other submission aimed at resolving any investigation or other inquiry concerning the transactions that are subject to this Agreement initiated by the Commissioner of Competition, including (i) keep the other party informed of any communication, notice, or submission received by such party from, or given by such party to the Commissioner of Competition or any other governmental authority and of any communication, notice, or submission received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by this agreement (and, in the case of any written or electronic communication, notice, or submission, provide the other parties or their counsel a copy thereof), (ii) consider the good faith views of the other party in connection with any substantive communication, notice, or submission, and (iii) permit the other party a reasonable opportunity to review any substantive communication, notice, or submission given by it to, and consult with each other in advance of any substantive meeting, telephone, in-person, or video-conference with, the Commissioner of Competition or any other governmental authority and (iv) to the extent not prohibited by the Commissioner of Competition or other applicable governmental authority, give the other party the opportunity to attend and participate in such meetings and conferences.; and
(iii)
use commercially reasonable efforts to cause any applicable waiting periods under the Competition Act or any other applicable antitrust law to terminate or expire at the earliest possible date and to obtain the Competition Act Approval. For the purposes of Section 1.3(c)(iii), commercially reasonable efforts shall not require Purchaser to proffer or accept any order providing for the divestiture of any properties, assets, operations or businesses; to accept any other conditions, restrictions, limitations, or agreements affecting Purchaser’s full rights of ownership of the Property, or to contest any lawsuits or other legal proceedings, whether judicial or administrative, brought by or against governmental authorities, challenging or supporting this Agreement or the consummation of the transactions contemplated by this Agreement.
(d)
Each of Purchaser and Sellers may, acting reasonably, designate any competitively sensitive or highly confidential materials provided to the other party under this Section 1.3 as “Outside Counsel Only Material”. Such materials and the information therein will be given only to the outside legal counsel of the recipient and, subject to any additional agreements between the parties, will not be disclosed by such outside legal counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel.
(e)
Notwithstanding any other provision of this Agreement, Purchaser shall pay any filing fees under the Competition Act or any other applicable antitrust laws.
(f)
If Sellers and Purchaser fail to obtain Competition Act Approval on or before the Original Closing Date (as defined below), then, the Original Closing Date shall be automatically extended for three (3) successive periods of thirty (30) days (each, a “CAA Extension Period”), as may be required, in order to enable Sellers and Purchaser to obtain such Competition Act Approval. In the event Sellers and Purchaser fail to obtain the Competition Act Approval during any such CAA Extension Period, then this Agreement shall terminate automatically upon the expiry of the last such CAA Extension Period, and upon such termination, the Downpayment shall be released by Sellers’ Solicitors to Purchaser, without deduction, and the Purchaser and Sellers shall be released from all obligations under this Agreement (except for those obligations which are expressly stated to survive the termination of this Agreement).
Article 2

PURCHASE PRICE
2.1
Purchase Price. The purchase price (the Purchase Price) for the Property shall be the sum of Two Hundred and Forty-Nine Million Five Hundred Thousand Dollars ($249,500,000.00) and shall be paid, accounted for and satisfied (subject to adjustment as hereinafter expressly provided) as follows:
(a)
The sum of One Million Dollars ($1,000,000.00), by wire transfer to be paid to McMillan LLP (the Sellers’ Solicitors), in trust, within three (3) Business Days after the Effective Date (as defined below) (the First Deposit), which First Deposit shall be held by Sellers’ Solicitors, in trust, in accordance with the provisions of this Agreement
(b)
The sum of Eleven Million Four Hundred and Seventy-Five Thousand Dollars ($11,475,000.00), by wire transfer to be paid to McMillan LLP (the Sellers’ Solicitors), in trust, within three (3) Business Days after the delivery by Purchaser of the Satisfaction Notice (as defined below) (the Second Deposit, together with the First Deposit, collectively, the “Deposit”), which Second Deposit shall be held by Sellers’ Solicitors, in trust, in accordance with the provisions of this Agreement; and
(c)
The balance of the Purchase Price shall be paid by wire transfer to Sellers’ Solicitors, (or to whom Sellers may direct) at Closing (as defined below).
2.2
Purchase Price Allocation. Sellers and Purchaser agrees to the allocation of the Purchase Price set out in Schedule A, and further agrees to use reasonable commercial efforts to agree at least ten (10) Business Days prior to the Closing Date to further allocate the Purchase Price for each Individual Property between the Land and Improvements comprising such Individual Property, provided that agreement on such further allocation shall in no event be a condition of Closing. If Sellers and Purchaser agree on such further allocation, Sellers and Purchaser undertake to make all filings and returns under the Income Tax Act (Canada) and other applicable taxation statutes in accordance with such said allocation. If Sellers and Purchaser do not agree on such further allocation, Sellers and Purchaser shall nonetheless file their respective tax returns with the relevant revenue authorities based on their own respective reasonable allocations.
Article 3

DEPOSIT
3.1
Deposit. The Deposit and interest earned thereon (the Deposit Interest, together with the Deposit collectively, the Downpayment) shall be held and disbursed by Sellers’ Solicitors, in trust, on the terms hereinafter set forth:
(a)
Sellers’ Solicitors shall deposit the Deposit in an interest bearing account of a Canadian chartered bank.
(b)
In the event that this Agreement is terminated by Purchaser pursuant to Section 5.2(b) or Section 5.2(d) below, the First Deposit, together with accrued interest thereon, shall be released by Sellers’ Solicitors to Purchaser forthwith, and the provisions of Section 5.2(b) or 5.2(d) shall apply, as applicable.
(c)
If the Closing takes place as contemplated pursuant to this Agreement, then Sellers’ Solicitors shall disburse the Downpayment on the Closing Date to Sellers, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the Downpayment.
(d)
If the Closing does not take place as contemplated pursuant to this Agreement for any reason, other than by reason of any Seller’s default, the Downpayment shall be paid to the Sellers forthwith.
(e)
If the Closing does not take place as contemplated pursuant to this Agreement by reason of any Seller’s default, in addition to any and all other remedies which Purchaser may have in respect thereof, whether in law and/or equity, the Downpayment shall be returned to the Purchaser forthwith, provided however that in respect of liability for any Seller’s default hereunder, each Seller’s liability shall be capped at the amount of the Deposit allocated to its Individual Property in Schedule A. The parties agree that the liability of each Seller in respect of any of its obligations hereunder shall be limited to such Seller’s interest in the Individual Property owned by such Seller; provided further however, for clarity, that this Section 3.1 shall not derogate from any right of the Purchaser to bring a claim to enforce this Agreement, including any claim for specific performance in respect thereof.
(f)
If there is any dispute as to whom the Downpayment is to be released upon termination of this Agreement, Sellers’ Solicitors shall not release the Downpayment to either party, but in such event, Sellers’ Solicitors shall hold same until receipt by Sellers’ Solicitors of an authorization in writing, signed by both Sellers and Purchaser, directing the disposition of same, or, in the absence of such authorization, Sellers’ Solicitors shall hold the Downpayment until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within thirty (30) days after the Closing Date and diligently continued, Sellers’ Solicitors may bring an appropriate action or proceeding for leave to deposit the Downpayment in court pending such determination. Sellers’ Solicitors shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Downpayment.

Article 4

ADJUSTMENTS
4.1
Adjustments. The following adjustments are to be apportioned as between Sellers and Purchaser as of 11:59 p.m. on the evening immediately preceding the Closing Date, with the Closing Date being for the account and expense of Purchaser:
(a)
Realty Taxes. All Realty Taxes (as defined below) and personal property taxes and other taxes and charges imposed on Sellers and relating to the Property and not paid by others. Adjustments in respect of such taxes shall be made on the basis of the calendar year;
(b)
Utility Charges. Utility charges payable by Sellers, including, without limitation, electric or water rates and charges and sewer charges. If there are any water meters on the Property (other than meters measuring electric or water consumption costs which are the obligation of Tenants to pay), upon Purchaser request, Sellers shall authorize Purchaser to obtain readings to a date not more than five (5) Business Days prior to the Closing Date, and the unfixed electric or water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be pro-rated on the basis of such readings. In no event shall the readings be taken after the Closing Date and where practicable, any and all meter readings shall be taken on the day prior to the Closing Date. Sellers shall bear the charges for utility services based on such readings, and Purchaser shall bear the charges for all such utility services from the time immediately following such readings. Purchaser confirms and acknowledges that Sellers shall be credited with all deposits, if any, on account with utility companies servicing the Property (and Sellers and Purchaser agree to cooperate to effectuate the transfer of any such deposits), or alternatively, all such deposits shall be refunded to Sellers and Purchaser shall provide, on or before Closing, to such utility companies, its own deposits in substitution therefor;
(c)
Fuel. Fuel on hand, if any, based on an estimate provided by Sellers’ fuel supplier, at Sellers’ cost valued at the price therefor charged by such supplier and including any applicable taxes (it being agreed that notwithstanding the foregoing, if any fuel tank located on the Property is not full on the Closing Date, then Purchaser shall receive a credit in an amount equal to the cost necessary to fill such fuel tank);
(d)
Licenses, Permits. Annual license, permit, design and system, authorization and inspection fees, provided such are assignable to Purchaser;
(e)
Rent. Rent in respect of the Leases, subject to Section 4.2 below;
(f)
Other Items. Such other items as are customarily adjusted in purchase and sale transactions similar to the purchase and sale transaction contemplated by this Agreement.
4.2
Rent, Operating Expenses and Trade Accounts.
(a)
Rent Proration. All rents or other similar payments under any Lease or other occupancy arrangements, and all other income with respect to the Property for the month in which the Closing occurs, to the extent collected by Sellers on or before the Closing Date, shall be prorated to the Closing Date, with Purchaser receiving the benefits and burdens of ownership from and after the Closing Date, which proration obligation expressly shall survive Closing. Such proration shall be calculated, on an initial basis, as reflected in the Statement of Adjustments (as defined below), with any such rents or other similar payments under any Lease or other occupancy arrangements, and all other income with respect to the Property collected by Sellers during the stub period, commencing thereafter to the Closing Date, being adjusted within thirty (30) days following the Closing Date.

(b)
Allocation of Late Rent Payments.
(i)
To the extent that Purchaser receives any late rent or other similar payments under any Lease or other occupancy arrangements, or other income with respect to the Property, within the thirty (30) day period following the Closing Date, Purchaser shall render an accounting to Sellers with respect to such payments, and such rents or payments shall first be applied to post‑closing rents and other amounts due and owing to Purchaser for the period from and after the Closing Date, and the balance shall be paid by Purchaser to Sellers within thirty (30) days following Purchaser’s receipt thereof, to the extent, and only to the extent, of any rental delinquencies owed by any such tenant to Sellers for the period prior to the Closing Date.
(ii)
To the extent that Sellers receive any late rent or other similar payments under the Leases or other occupancy arrangements, or other income with respect to the Property, after the Closing Date, the same shall be held in trust by Sellers, and dealt with pursuant to Section Error! Reference source not found.Error! Reference source not found.(i) above, as if Purchaser received them.
(iii)
Notwithstanding the foregoing provisions of this Section Error! Reference source not found.Error! Reference source not found., any late rent or other similar payments under any Lease or other occupancy arrangements, or other income with respect to the Property, received by Purchaser more than thirty (30) days following the Closing Date shall be retained by Purchaser, and Sellers shall have no rights with respect thereto.
(c)
Collection of Rents. Purchaser shall be under no obligation, and Sellers shall have no right, after Closing, to commence any legal action to collect any rental arrears accruing in respect of the Leases prior to the Closing Date. Any such rental arrears collected pursuant to any legal proceedings initiated by Purchaser shall be applied first to the payment of Purchaser’s costs and expenses incurred in bringing and prosecuting such legal proceedings, and then disbursed between Sellers and Purchaser in accordance with the terms of Section Error! Reference source not found.Error! Reference source not found. above.
(d)
Books and Records Available. In addition to any other obligations of the Sellers pursuant to this Agreement, Sellers agree to make available for Purchaser’s examination, promptly after the Acceptance Date, and thereafter from time to time upon reasonable notice up to and including the Closing Date, all records, statements and accounts bearing on or relating to (i) rents and revenues generated from the Leases and the collection thereof, and (ii) the operation of the Real Property and expenditures made in connection therewith, the foregoing to include, without limitation, the operating statements for the Real Property since the commencement of such business to the year immediately preceding the calendar year in which the Closing Date occurs.
4.3
Contracts. Sellers covenant that all contracts relating to or otherwise encumbering the Property that are not Permitted Encumbrances (the Contracts) shall be terminated by Sellers on or before Closing, at their sole cost and expense, which Contracts shall include, without limitation, any Contracts relating to the management of the Property. Each Seller shall and hereby covenants and agrees to indemnify Purchaser from any and all liability relating to Contracts, which indemnity, each of Sellers hereby covenants and agrees, shall expressly survive the Closing.
4.4
Operating Expenses and Trade Accounts. Sellers shall be responsible for all operating expenses and trade accounts relating to the Property (including, without limitation, any due and unpaid amounts under the Contracts) up to and including 11:59 P.M. on the night preceding the Closing Date. Sellers shall pay such amounts in the ordinary course of business up to the Closing

Date, and to the extent any outstanding balances are then known at the Closing Date, pay same at the Closing. Each Seller shall and hereby covenants and agrees to indemnify and hold harmless Purchaser from and against any claim, loss, damage or liability (including reasonable attorneys’ fees and costs of enforcement of the foregoing indemnification obligation) arising out of any Seller’s failure to pay such amounts which obligation of indemnification, each Seller hereby covenants and agrees, shall expressly survive the Closing.
4.5
Statement of Adjustments. Except as otherwise provided in this Article 4, all adjustments for any income and operating expenses, utilities (if any), taxes (including local improvement charges and assessments and business taxes) shall be made pursuant to a statement of adjustments in respect of the Property (the Statement of Adjustments). Sellers shall prepare, acting reasonably, the initial draft of the Statement of Adjustments, and shall deliver such initial draft to Purchaser by no later than noon on the fifth (5th) Business Day prior to the Closing Date. Sellers and Purchaser shall each act diligently, expeditiously and reasonably in settling any disputes arising in respect of the initial and any subsequent draft of the Statement of Adjustments.
4.6
Construction Contracts. Each Seller and Purchaser confirms, acknowledges, covenants and agrees as follows:
(a)
Certain of the Real Property is subject to the following construction contracts; (i) in respect of the Individual Property located at 1770 Appleby Line, Burlington, Ontario (the “Appleby Property”), a CCDC 2 Stipulated Price Contract 2020 dated April 18, 2022 between NYX Appleby Storage LP, as Owner, and 2431794 Ontario Inc. o/a HKC Construction, as Contractor (the “Appleby Construction Contract”), and (ii) in respect of the Individual Property located at 7 Ingram Drive, North York, Ontario (the “Ingram Property"), a CCDC 2 Stipulated Price Contract 2020 dated February 24, 2022 Bluebird Ingram Storage LP, as Owner, and Penalta Group Ltd., as Contractor (the “Ingram Construction Contract”, together with the Appleby Construction Contract, the “Construction Contracts”).
(b)
Subject to the other provisions of this Section 4.6, the Construction Contracts, to the extent assumable by Purchaser, shall be assumed by and be the responsibility of the Purchaser from and after the Closing Date pursuant to an assignment and assumption agreement (the Construction Contracts Assumption Agreement) entered into on Closing. All costs and expenses relating to the assignment and assumption of such Construction Contracts, (the Consents), shall be for the sole cost and expense of Sellers. The Construction Contract Assumption Agreement shall include, inter alia, reciprocal indemnities between Sellers and Purchaser in relation to their respective obligations prior to, and from and after Closing, including those set out in this Section 4.6.
(c)
Sellers shall be responsible for the performance of all covenants and obligations of the “Owner” pursuant to the Construction Contracts up to (but not including) the Closing Date, and covenant, from and after the Effective Date, to proceed diligently to prosecute same, as would a prudent owner.
(d)
Any adjustments and/or payments to be made and/or accruing in respect of the Construction Contracts, to the extent required, shall be quantified and certified by the quantity surveyors or other consultant retained pursuant to the Construction Contracts, which quantifications and certifications, absent manifest error, shall be final and binding on Sellers and Purchaser

Appleby Construction Contract

(e)
All costs incurred in respect of the Appleby Property that are not incurred pursuant to the Appleby Construction Contract are for the Sellers’ sole account and expense, to be paid by Sellers, on or before Closing. For greater certainty, the parties confirm and acknowledge that: (i) development charges in the amount of $1,464,341.07 (the “DCs”) are payable to the applicable governmental authority in respect of the development of the Appleby Property, and (ii) In the event that Sellers have not paid such DCs to such governmental authority on or before Closing, Purchaser shall receive a credit against the Purchase Price in the amount of such DCs, and the Purchase Price shall be reduced accordingly.
(f)
All costs incurred by Sellers pursuant to the Appleby Construction Contract, prior to Closing, are for the Purchaser’s sole account and expense, to be reimbursed by Purchaser to Sellers, by way of credit on the Statement of Adjustments in favour of Sellers, in each case, upon provision by Sellers to Purchaser, prior to Closing, of satisfactory written evidence confirming that such expenses have been: (i) incurred by Sellers in respect of the Appleby Construction Contract and (ii) paid by Sellers.
(g)
For clarity, the Seller shall not receive any credit for amounts held back by the Seller on Closing pursuant to or in compliance with the Construction Act (Ontario), or otherwise, in respect of the Appleby Construction Contract, because such amounts will not have been paid by the Sellers. The Construction Contracts Assumption Agreement will include, in respect of the Appleby Construction Contract, an obligation of the Purchaser to pay any such held-back amounts when due to be paid to the contractor in accordance with the Appleby Construction Contract and to satisfy the requirements of the Construction Act (Ontario) in respect of such holdback

Ingram Construction Contract

(h)
All costs incurred to the Effective Date in respect of the Ingram Property, whether pursuant to the Ingram Construction Contract, or otherwise, are for the Sellers’ sole account and expense, to be paid by Sellers, on or before Closing.
(i)
Purchaser shall receive a credit on the Statement of Adjustments in an amount equivalent to the requisite holdback to be maintained by Seller on Closing in respect of the Ingram Construction Contract pursuant to and in compliance with the Construction Act (Ontario).
4.7
Signage. Sellers covenant and agree to remove all of its existing signage from the Real Property, at its sole cost and expense, within one (1) week of the Closing, which covenant, Sellers covenant and agree, shall expressly survive the Closing.
4.8
Survival. The provisions of this Article shall survive the Closing for a period of Twelve (12) months. In relation to Section 4.5 above, during such Twelve (12) month period, the parties shall correct any errors in the adjustments utilized on the Closing Date and re-adjust any items based on new or updated information and Sellers shall comply with it’s covenant pursuant to Section 4.5 above. After the expiration of the applicable periods as set out above, Sellers’ covenant pursuant to Section 4.5 above shall expire and the parties will be deemed to have waived any further right to adjust any such amounts, as applicable. Each party shall promptly make payments to the other party in order to effectuate the adjustments and any re-adjustments described in this Agreement.
Article 5

TITLE – PERMITTED ENCUMBRANCES; VIOLATIONS; INSPECTIONS;
5.1
Sellers’ Obligations - Due Diligence. Each Seller represents and warrants that it has delivered to Purchaser all of the due diligence items in such Seller’s possession and/or control that are listed in Schedule 5.1 hereto (collectively, the Due Diligence Items) by way of an electronic data room (the Data Room). In addition, Sellers covenant and agree to provide Purchaser with written evidence of insurance coverages in place in respect of the Property, within ten (10) Business Days of the Effective Date.
5.2
Title; Permitted Encumbrances; Requisitions
(a)
At Closing, each Seller shall convey or cause its general partner (each, a “Nominee”) to convey, registered and beneficial title to the Property, free of any claims, restrictions, charges, liens or encumbrances, except those exceptions and encumbrances set out in Schedule 5.2(a) attached hereto (the Permitted Encumbrances) and except for any Institutional Encumbrance as set out in Section 5.5.
(b)
Requisitions. Title to the Real Property will be examined by Purchaser, at Purchaser’s expense. Purchaser will be allowed until 6:00 p.m. (Toronto time) on the date that is thirty (30) days following the Effective Date (the “Requisition Date”) to investigate title to the Real Property, and to conduct its off-title searches with respect thereto. If prior to the expiry of the Requisition Date, Purchaser furnishes Sellers: (i) with any valid objections to title to the Real Property relating solely to encumbrances that are not Permitted Encumbrances; or (ii) with any objections in connection with its off-title searches revealing material matters that are not Permitted Encumbrances (collectively, in this section, the “Requisitions”), which Requisitions Sellers are unable or unwilling to remove, remedy or satisfy prior to Closing and which Purchaser will not waive, this Agreement may, notwithstanding any intermediate acts or negotiations with respect to such objections, at the option of the Purchaser, in their sole and absolute and subjective discretion, be terminated, by notice in writing to Sellers, and upon such termination, the First Deposit, together with accrued interest thereon, shall be released by Sellers’ Solicitors to Purchaser, without deduction, and Sellers and Purchaser shall be released from all obligations under this Agreement (except for those obligations which are expressly stated to survive the termination of this Agreement), Sellers shall provide Purchaser with written notice of its intent to satisfy or not satisfy such Requisitions, within ten (10) Business Days of receipt thereof from Purchaser provided, however, that if Sellers cannot remedy the subject matter of such requisition on or before the Closing Date, but Sellers are of the view, in their sole and absolute discretion, that it would be possible to remedy same given further time to do so, then Sellers, in their sole, absolute and subjective discretion, shall be entitled to extend the Original Closing Date for three (3) successive periods of thirty (30) days (each, an “Extension Period”), upon five (5) days prior written notice to Purchaser, prior to the expiry of the Original Closing Date, or applicable Title Extension Period, as the case may be, to remedy the subject matter of such requisition on or before such extended Closing Date. Save and except as to any Requisitions made by the Requisition Date, Purchaser shall be deemed to have irrevocably waived its right to raise any objection to, or to have or make any claim regarding, any defect, matter or issue in respect of the Real Property or any other aspect thereof of any nature whatsoever, unless: (i) the foregoing first arose or was created after the expiry of the Requisition Date (in which event, the provisions set out in the preceding sentence shall apply, mutatis mutandis), whether as a result of any Seller’s breach of this Agreement or otherwise; or (ii) the foregoing is subject to adjustment in accordance with Article 4 of this Agreement, and then, in each case, only to the extent otherwise permitted pursuant to this Agreement.
(c)
Purchaser is to be allowed until the Requisition Date, to obtain all such necessary internal approvals for the transaction contemplated by this Agreement, and to be satisfied to conduct its diligence in respect of the Property, and being satisfied, in its sole discretion, with the results thereof, including, but not limited to, its evaluation of the condition of the Property (including the environmental condition thereof), the suitability of the Property for the Purchaser’s intended use, Sellers’ title to the Property (including the Permitted Encumbrances) and the existing zoning of the Property (collectively “Due Diligence”).

(d)
Purchaser shall be deemed not to have obtained all such necessary internal approvals for the transaction contemplated by this Agreement or to be satisfied with the results of such Due Diligence, unless it delivers to Sellers on or before the Requisition Date, a written notice (the Satisfaction Notice) stating that it has obtained all such necessary internal approvals and is satisfied, in its sole discretion with the results of the aforesaid matters. If Purchaser fails to give Sellers the Satisfaction Notice by such time, then this Agreement shall terminate automatically at such time and, upon such termination, the First Deposit, together with all accrued interest thereon, shall be released by Sellers’ Solicitors to Purchaser, without deduction, and the Purchaser and Sellers shall be released from all obligations under this Agreement (except for those obligations which are expressly stated to survive the termination of this Agreement).
(e)
If Purchaser delivers to Sellers the Satisfaction Notice(s), as applicable, on or before the expiry of the Requisition Date then, notwithstanding any other provisions of this Agreement, the Purchaser shall be deemed to have irrevocably waived its right to raise any objection to, or to have or make any claim regarding, any defect, matter or issue in respect of the Property or any other aspect thereof of any nature whatsoever unless: (i) the foregoing first arose or was created after the Requisition Date, whether as a result of a Seller's breach of this Agreement, or otherwise; or (ii) the foregoing is subject to adjustment in accordance with Error! Reference source not found. of this Agreement, and then, in each case, only to the extent otherwise permitted pursuant to this Agreement.
(f)
Notwithstanding the provisions of Section 5.2 above, each Seller confirms, acknowledges and agrees that any requisitions, the subject matter of which is dealt with in any of Sections 5.5, 5.6, 5.7, 8.1(c) or 8.1(d), shall be dealt with pursuant to such sections, as applicable, which shall, in each case, supersede Section 5.2 above in respect thereof.
5.3
Consents, Authorizations. Sellers agree to execute such consents, authorizations, approvals or directions to any and all parties as Purchaser may, from time to time, deem appropriate, permitting the release to Purchaser, and its solicitors, attorneys, consultants, representatives or agents of information relating to the Real Property, including such written authorization to make the necessary searches of any Governmental Authorities. Purchaser agrees that it shall not request any inspections by a governmental authority with respect to the Land and none is authorized by Sellers.
5.4
Inspection. During the currency of this Agreement, at any time and from time to time during normal business hours, Sellers shall provide Purchaser, and/or its servants, agents, employees, representatives, environmental engineers and consultants, access to the Real Property for purposes of conducting such inspections, studies, examinations, testing, and/or surveying of the Real Property, and any and all portions thereof, including physical and mechanical inspections, as Purchaser may deem necessary (acting reasonably) provided that same shall not interfere (and Purchaser undertakes to use its reasonable commercial efforts not to so interfere), in any material respect, with the use, operation and enjoyment of the Real Property by any Seller or any Tenant. For greater certainty, Purchaser shall be entitled to commission a customary Phase I environmental site assessment with respect to the Property, and any and all portions thereof, and to the extent recommended by any such Phase I environmental site assessment so conducted, a follow up Phase 2 environmental site assessment, all without Sellers’ prior written consent, but subject to notice to Sellers as hereinafter provided. Sellers shall cooperate in good faith with Purchaser, Purchaser’s agents and independent contractors in connection with all such inspections, studies, exams, tests and surveys, and making available during normal business hours all relevant personnel to answer any questions which Purchaser may have regarding the Property. Purchaser, at Purchaser’s sole cost and expense, shall repair any and all damage resulting from any of the tests, studies, inspections and investigations performed by or on behalf of Purchaser pursuant to this Section 5.4.

5.5
Discharge of Institutional Financial Encumbrances. Purchaser acknowledges and agrees that if Sellers’ title to the Property is subject to any financial encumbrance held by an institutional lender, meaning that the lender is a corporation incorporated pursuant to the Trust and Loan Companies Act (Canada), or a chartered bank, trust company, credit union, caisse populaire or insurance company, which Sellers are required to discharge pursuant to this Agreement, Sellers will not be required to clear title prior to the receipt of the balance of the Purchase Price and Purchaser or Purchaser’s Solicitors will pay the balance of the Purchase Price to Sellers’ Solicitors in trust, provided Sellers’ Solicitors deliver to the Purchaser their undertaking addressed to the Purchaser’s Solicitors, Purchaser and, if required, the Purchaser’s lender’s solicitors (which undertaking shall be in a form satisfactory to the Purchaser’s Solicitors and the Purchaser’s lender’s solicitors acting reasonably), to pay out from the balance of the Purchase Price the outstanding balance, including any interest and penalties, under such institutional mortgage as required to obtain a discharge of any such financial encumbrance and to obtain a discharge of such financial encumbrance within 60 days of the Closing Date or such other period of time mutually agreeable to both parties acting reasonably, together with a copy of a discharge statement from the holder of such financial encumbrance. In addition to the foregoing, the Closing procedures for the discharge of the above-noted financial encumbrance shall comply with all applicable mortgage discharge procedures established by the Law Society of Ontario.
5.6
Acknowledgement and Discharge of Storage Cap Financial Encumbrances. Purchaser acknowledges and agrees that Sellers’ title to certain Individual Properties are subject to a financial encumbrance in favour of Storcap 2 Inc. as general partner for Storage Capital (2) L.P., and any assignee thereof (such party a “Private Encumbrancer” and such financial encumbrance, a “Private Encumbrance”). Subject to Section 8.1(d), Sellers shall obtain a discharge of such Private Encumbrance, on or before Closing.
5.7
Multi-Party DRA. In respect of the discharge of a Private Encumbrance, and in conjunction with the Closing, as contemplated pursuant to Section 8.1(a) below, the Purchaser and Seller shall cause their respective solicitors to enter into, with the Private Encumbrancer’s solicitors, on or before Closing, a multi-party escrow agreement (a “Multi-Party DRA”) that conforms, in substance, to the form of a modified document registration agreement adopted by the Joint LSUC-CBAO Committee on Electronic Registration of Title Documents on March 29, 2004 or any successor version thereto. Such aforementioned Multi-Party DRA shall provide, inter alia, that such portion of the balance of Purchase Price, in an amount required to pay out such Private Encumbrance, as evidenced by a mortgage statement received from such Private Encumbrancer prior to Closing confirming same, shall be paid to the Private Encumbrancer’s solicitors, to be released to such Private Encumbrancer on Closing following registration of a discharge of such Private Encumbrance.
Article 6

REPRESENTATIONS AND WARRANTIES
6.1
Purchaser’s Representations and Warranties. Purchaser represents and warrants to Sellers that as of the Effective Date:
(a)
Purchaser is a limited liability company incorporated under the laws of Delaware and has the full right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on Purchaser under this Agreement;
(b)
the execution and delivery of and performance by Purchaser of this Agreement and the consummation of the purchase and sale contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser;

(c)
neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets is bound;
(d)
this Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement, enforceable against Purchaser in accordance with the terms thereof, subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction; and
(e)
Purchaser shall be, at Closing, a registrant for the purposes of any taxes imposed under Part IX of the Excise Tax Act, R.S., 1985, c. E-15;

Purchaser shall deliver a certificate to Sellers at Closing updating and recertifying all of the foregoing representations and warranties to Sellers as of the Closing Date (the Purchaser’s Bring-down Certificate). All of the foregoing representations and warranties expressly shall survive the Closing for a period of one (1) year and no claims may be made in respect of a breach of such representations or warranties thereafter.

6.2
Sellers’ Representations and Warranties. Each Seller represents and warrants to Purchaser that, in each case only as to itself and its Property (and not any other Seller or any other Property), as of the Effective Date:
(a)
such Seller is an entity, is duly formed, organized or created, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its formation, organization or creation, as the case may be, and has the power and authority to own, collectively, legal and beneficial ownership of its Property, and enter into and perform all duties and obligations imposed on such Seller under this Agreement.
(b)
such Seller has the power and authority to operate and lease its Property and to carry on its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.
(c)
such Seller is, and will continue to be at Closing, the beneficial owner of its Real Property, subject only to the Permitted Encumbrances;
(d)
such Seller’s general partner is, and will continue to be at Closing, the registered owner of its Real Property, subject only to the Permitted Encumbrances;
(e)
this Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding agreement, enforceable against such Seller in accordance with the terms thereof, subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;
(f)
such Seller is not a non-resident of Canada within the meaning of the Income Tax Act of Canada and Seller is a registrant for the purposes of any taxes imposed under Part IX of the Excise Tax Act, R.S., 1985, c. E-15;

(g)
to the Knowledge of such Seller, except as disclosed to the Purchaser on or before the Effective Date, in writing, there are no parties in possession of, or claiming any possession to, any portion of such Seller’s Real Property, other than pursuant to the Leases, and there are no other leases, or service contracts, maintenance agreements or other contracts relating to or otherwise encumbering the Real Property, other than the Permitted Encumbrances and the Contracts (which Contracts shall be terminated by Sellers prior to Closing in accordance with Section 4.3 above);
(h)
to the Knowledge of such Seller, the Rent Roll (which is effective as of the date indicated thereon) is true, correct and complete in all material respects as it relates to such Seller’s Property, and includes all Tenant deposits in respect of such Seller’s Property, with no concessions, discounts or other periods of free or discounted rent having been given to any tenant in respect thereof save and except as disclosed in the Rent Roll. The Rent Roll shall be updated and recertified in respect of such Seller’s Property by such Seller, at Closing, and shall at such time, to the Knowledge of such Seller, be true, correct and complete in all material respects with no concessions, discounts or other periods of free or discounted rent having been given in respect of such Seller’s Property, save and except as disclosed in the Rent Roll;
(i)
save and except as disclosed to Purchaser on or before the Effective Date, such Seller is not party to any agreements with any department of buildings, fire, labor, health or other federal, provincial, county, municipal or other departments and governmental agencies, authorities, courts, and officers, having jurisdiction over and affecting such Seller’s Real Property (including without limitation, those having jurisdiction over environmental matters) (collectively, the Governmental Authorities), other than Permitted Encumbrances, or as otherwise disclosed in writing and delivered to Purchaser;
(j)
to the Knowledge of such Seller, such Seller has not violated or breached, in any respect, any of the terms or conditions of any Permitted Encumbrance in respect of such Seller’s Property, and to the Knowledge of such Seller, all the covenants to be performed by any other party to the Permitted Encumbrances in respect of such Seller’s Property have been fully performed;
(k)
save and except as expressly provided in Section 4.6 above, all accounts that are due and owing for work or services performed or materials placed or furnished upon or in respect of the construction, completion, repair, renovation or maintenance of such Seller’s Real Property will on Closing be paid to date (including, for greater certainty, in respect of each of the Appleby Construction Contract and the Ingram Construction Contract), and at Closing, there will be no such due and owing accounts that could result in the filing of any encumbrance or lien against the such Seller’s Real Property;
(l)
save and except as disclosed to Purchaser in respect of the Appleby Property, such Seller has no Knowledge of, nor has such Seller received any written notice of, any violation of any applicable laws from any Governmental Authorities concerning such Seller’s Real Property, including, without limitation, any outstanding work orders or deficiency or non-compliance notices in respect of such Seller’s Real Property;
(m)
such Seller has no Knowledge of, nor has such Seller received written notice from any governmental authority as of the Effective Date regarding any change to the zoning classification, any condemnation, expropriation or similar proceedings pending or threatened against such Seller’s Real Property, or any proceedings to widen or realign any street or highway adjacent to such Seller’s Real Property that have a material adverse impact on use of such Seller’s Real Property for its current use;
(n)
such Seller has not received any written notice or request from any insurance company or board of fire underwriters (or any organization exercising functions similar thereto)

requesting the performance of any material work or alterations with respect to such Seller’s Real Property;
(o)
save and except for any normal course process for establishing an applicable tax rate, assessed value or annual tax payable, there are no appeals, claims, actions, suits, or proceedings pending, or, to the Knowledge of such Seller, threatened against such Seller relating to realty taxes, local improvement or capital charges, sewer taxes, special levies or assessments, or other rates or charges of a similar nature (collectively, the “Realty Taxes”) associated with or pertaining to such Seller’s Real Property (save and except for appeals initiated by such Seller) and such Seller does not have Knowledge of any valid basis for any such claim, action, suit, proceeding, investigation or discussion;
(p)
to the Knowledge of such Seller, except as disclosed to the Purchaser on or before the Effective Date, in writing, there are no actions, suits, arbitrations, alternative dispute resolution processes, or administrative or other proceedings by or before any Governmental Authorities or other person, pending, or, to the Knowledge of such Seller, which relate to such Seller’s Property, and such Seller has no Knowledge of any valid basis for any such action, suit, arbitration process or proceeding. Save and except as disclosed to Purchaser in respect of the Appleby Property, to the Knowledge of such Seller, there are no investigations by any Governmental Authorities in progress with respect to such Seller’s Property and such Seller has no Knowledge of any valid basis for any such investigation. Such Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has such Seller settled any claim prior to being prosecuted in respect of it. Such Seller is not a plaintiff or complainant in any action, suit, arbitration, alternative dispute resolution process or proceeding arising out of or connected with Such Seller’s Property;
(q)
such Seller does not employ any individual at the Real Property;
(r)
to the Knowledge of such Seller, all Due Diligence Items delivered by Sellers to Purchaser in respect of such Seller’s Property are true, correct and complete in all material respects;
(s)
such Seller has not entered into any union or collective bargaining agreements with respect to, or which will impact any owner of such Seller’s Real Property; and
(t)
except as disclosed to the Purchaser on or before the Effective Date, in writing, such Seller has not, as of the Effective Date, received notice of any environmental contamination on, at or adjacent to such Seller’s Real Property, nor does such Seller have Knowledge of any environmental contamination on, at or adjacent to such Seller’s Real Property, or of any contravention of any environmental law applicable to such Seller’s Real Property.

For all purposes of this Section 6.2 and 6.3, and for all purposes in the Sellers’ Bring-down Certificate, “Knowledge of Sellers” or representation or warranty that “Sellers has no Knowledge of” and any other qualification of a representation or warranty in this Section 6.2 as to Knowledge of a Seller or the Sellers or that a Seller or the Sellers have no Knowledge of (referred to herein as a Knowledge Qualification), means the actual knowledge (and not constructive, implied or imputed knowledge) of Yashar Fatehi, without inquiry.

Sellers shall deliver a certificate to Purchaser at Closing certifying to Purchaser (in the case of each Seller, in respect of itself and its Property only) that all of the foregoing representations and warranties in this Section 6.2 are materially true, subject to any Permitted Qualifications, as of the Closing Date (the Sellers’ Bring-down Certificate). In the event that the Purchaser advises Yashar Fatehi (or is obligated to advise the Sellers in accordance with Section 6.5) of facts regarding the Property after the Effective Date or Yashar Fatehi otherwise becomes aware of facts as a result of Purchaser’s investigations or by receipt of any reports or other documentation generated by or for Purchaser after the Effective Date, and Yashar Fatehi was not aware of such facts on the Effective Date, Sellers shall be entitled to include such facts as qualifications (Permitted Qualifications) in the Sellers’ Bring-down Certificate to any representation or warranty that is subject to a Knowledge Qualification in this Section 6.2 and such Permitted Qualifications shall apply to the condition in Section 6.3.

All of the foregoing representations and warranties expressly shall survive the Closing for a period of one (1) year and no claims may be made in respect of a breach of such representations or warranties thereafter.

6.3
Purchaser’s Condition to Closing – Sellers’ Representations and Warranties. It shall be a condition precedent to Purchaser’s obligations to consummate the purchase and sale transaction contemplated by this Agreement, that all representations and warranties material to the value of the Property made herein by Sellers are true and correct in all material respects, and subject to any Permitted Qualifications, as of the Closing Date, failing which, Purchaser, at its option, and in addition to any and all remedies available to the Purchaser at law, or in equity (subject to the provisions herein), shall be entitled to terminate this Agreement, and neither Sellers nor Purchaser shall have any further right or obligation under this Agreement other than those obligations which expressly survive the Closing and Sellers’ Solicitors obligation to forthwith pay the Downpayment, without deduction, to Sellers in accordance with Section 3.1(d).
6.4
As-Is-Where-Is. Purchaser acknowledges that, save and except as expressly provided in this Agreement: (a) Sellers are selling and Purchaser is purchasing the Property on an “as is, where is” basis as shall exist on the Closing Date, and materially as it existed on the Effective Date, including any latent or patent defects and including any reasonable wear and tear that occurs during the term of this Agreement, and (b) Purchaser accepts the environmental and physical condition of the Property. No representation, warranty or condition is expressed or can be implied in respect of any matter of thing whatsoever concerning the Property, save and except as expressly provided for in this Agreement.
6.5
No Sandbagging. Prior to Closing, each party covenants to give written notice to the other party if it becomes aware of any breach of any representation or warranty given by that party that is contained in this Agreement and reasonable details thereof. Notwithstanding any other provision in this Agreement, to the extent that a party has knowledge of a breach of a representation or warranty by the other party on or prior to the Effective Date, there shall be no claim or recourse in respect of such breach hereunder.
Article 7

COVENANTS OF SELLER
7.1
Each Seller covenants and agrees with Purchaser, that from and after the Effective Date:
(a)
No Modification to Lease. Such Seller shall not:
(i)
enter into any new leases of space or any other occupancy agreements affecting its Real Property other than in the ordinary course of the operation of such Sellers’ business on its Real Property consistent with such Sellers’ past leasing practices; or
(ii)
modify, cancel, extend, renew or otherwise change in any manner any of the terms, covenants or conditions of any of the Leases or other occupancy agreements affecting its Real Property in a manner inconsistent with the terms of this Section 7.1 and such Seller’s past leasing practices.
(b)
No Modification to Contracts. Such Seller shall not consent to materially modify, cancel, extend, renew or otherwise materially change any of the terms, covenants or conditions of any of the Contracts affecting its Real Property, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, provided, however, such Seller shall be permitted to enter into any new agreement that may be terminated prior to Closing, at its sole cost and expense;
(c)
Operation of Real Property. Such Sellers shall operate its Real Property in a manner consistent with current practices, which are equivalent to the operational standards employed by a prudent property manager of similar properties located within the Province of Ontario;
(d)
Maintain Real Property. Such Seller shall maintain its Real Property in good order and repair so that same shall be in materially the same condition on the Closing Date as they are in on the Effective Date, reasonable wear and tear excepted;
(e)
Maintain Insurance. Such Seller shall keep in full force and effect in respect of its Real Property, such builder’s risk, public liability, property damage and other customary classes of insurance covering its Real Property as a prudent owner would maintain insuring against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about its Real Property, and pay all premiums for such insurance prior to the applicable due dates;
(f)
Cooperation with Purchaser’s Due Diligence. Such Seller shall reasonably cooperate with Purchaser in connection with the Due Diligence conducted by Purchaser pursuant to the terms of this Agreement;
(g)
Violation Notices. Such Seller shall immediately provide Purchaser with a copy any violation of law or municipal ordinances issued by any Governmental Authorities having jurisdiction over or affecting its Real Property or the business of such Seller following its receipt of same;
(h)
Tangible Personal Property. Without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole, absolute and subjective discretion, such Seller shall not remove from its Real Property any Tangible Personal Property that is materially significant to the operation of the business of such Seller, except as may be necessary for repairs, or the discarding of worn out or useless items that are replaced by (and at the sole cost and expense of) such Seller;
(i)
Zoning. Without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole, absolute and subjective discretion, such Seller shall not initiate, consent to, approve or otherwise take any action with respect to the zoning, or any other governmental rule or regulation, presently applicable to all or any part of its Real Property;
(j)
Construction Contracts. Such Seller shall proceed diligently with the prosecution of the Constructions Contracts, as would a prudent owner.
(k)
Obligation to Provide Notices. Such Seller shall provide Purchaser with copies of any and all written notices which it may receive after the Effective Date concerning any of the following: (i) any proposed or threatened condemnation of the Property; (ii) any notice of violation issued by any Governmental Authorities having jurisdiction over or affecting its Real Property or the business of such Seller; or (iii) any litigation filed or credibly threatened against such Seller or its Property.

Article 8

CLOSING
8.1
Closing.
(a)
Closing Date. Assuming that all conditions to closing have been satisfied or affirmatively waived by Purchaser and Sellers, and this Agreement has not otherwise been terminated, the consummation of the transactions contemplated pursuant to this Agreement (the “Closing”) shall take place on May 16, 2023 (the “Original Closing Date”), subject to such extensions of the Original Closing Date as may be exercised pursuant to the provisions of this Agreement (the Original Closing Date, as may be so extended, the “Closing Date”), provided that, notwithstanding the foregoing, if such Closing Date falls on either: (i) a day that is not immediately preceded by a Business Day, or (ii) a Friday, the Closing Date shall be on the first Business Day after such date that is immediately preceded by a Business Day.

Subject to Sections 5.5, 5.6, and Error! Reference source not found., Sellers and Purchaser agree that the Closing shall be consummated through the customary practice among Canadian solicitors representing sellers and purchasers of real property in Ontario, Canada, and neither party need be present at Closing. In furtherance of the foregoing, on the Closing Date, all documents and funds shall be delivered to Sellers’ Solicitors, and shall be held by them in trust until release is authorized as set out in a document registration agreement, in the form adopted by the Joint LSUC-CBAO Committee on Electronic Registration of Title Documents on March 29, 2004 or any successor version thereto, and acceptable to Sellers’ Solicitors and Purchaser’s solicitors, acting reasonably, and entered into by Purchaser’s solicitors and Sellers’ Solicitors at or prior to Closing, providing for the holding and release of documents and funds. On or before the Closing Date, Sellers’ Solicitors shall prepare the electronic transfer and message it to Purchaser’s solicitors for completion. If a Multi-Party DRA is being used (as provide in Section 5.6 above), such Multi-Party DRA will take the place of the document registration agreement referred to in this Section 8.1(a).

(b)
Possession. Purchaser will have possession of the Real Property at the Closing and after payment of the Purchase Price adjusted as provided herein, free from all encumbrances except the Permitted Encumbrances.
(c)
Extensions to Closing for Liens. In the event there is a construction lien (and related certificate of action, if applicable) registered against title to an Individual Property on the Closing Date, Sellers shall be entitled to extend the Original Closing Date for one (1) additional thirty (30) day period, in order to allow Sellers to obtain a discharge of such construction lien (and an order vacating such certificate of action, if applicable) from title to the Individual Property.
(d)
Extensions to Closing for Private Encumbrances. In the event that the Private Encumbrancer has not caused its solicitors to enter into the Multi-Party DRA in respect of the discharge of the Private Encumbrance, or the Private Encumbrancer, or its solicitors, have not made a registerable discharge of such Private Encumbrance available to Sellers’ Solicitors on or before Closing, and, in each case, any Seller anticipates that such failure will result in Sellers’ failing to deliver title to the Property to the Purchaser on the Original Closing Date, free and clear of the Private Encumbrance, the Original Closing Date shall be extended for such period of time as required so as to enable such Seller to obtain a discharge of such Private Encumbrance.
8.2
Assumption of Development Obligations. On Closing, Sellers and Nominees shall each assign, to the extent assignable without third party consent, and Purchaser shall, from and after the Closing

Date, assume all Permitted Encumbrances and all development and construction related obligations of the Sellers and Nominees in favour of a governmental authority, any utility provider or any other entity in respect of the development or construction of an Individual Property from the applicable Sellers and Nominees and such assumption shall be documented by a “Development Assumption Agreement” to be executed by Purchaser and Sellers and Nominees and delivered to each other on Closing, and which Development Assumption Agreement shall include, inter alia: (i) an assumption and indemnity by Purchaser in favour of Sellers with respect to any and all such obligations arising from and after the Closing Date, and (ii) an assignment and indemnity of Sellers in favour of Purchaser with respect to any and all such obligations arising up to the Closing Date.
8.3
Assumption of Construction Contracts. On Closing, Sellers and Nominees shall each assign, to the extent assignable without third party consent, all of Sellers’ and Nominees’ right, title and interest in the Ingram Construction Contract and Appleby Construction Contract and the Purchaser shall assume all of the Sellers’ and Nominees’ obligations set out in the Construction Contracts from and after the Closing Date, and each such assignment and assumption shall be documented by a “Construction Contracts Assumption Agreement” to be signed and delivered by the Purchaser and the Sellers and Nominees to each other on Closing, and which Construction Contracts Assumption Agreements shall include, inter alia; (i) those provisions contained in Section 4.6 above, (ii) an assumption and indemnity by Purchaser in favour of Sellers with respect to any and all such obligations of Purchaser, and (iii) an assignment and indemnity of Sellers in favour of Purchaser with respect to any and all obligations of Sellers.
8.4
Replacement Security.
(a)
Appleby Security. Seller of the Appleby Property has delivered the security set out in Schedule 8.4(a) to one or more governmental authorities and/or utilities (the “Appleby Security”). Purchaser covenants and agrees to undertake commercially reasonably efforts, on or prior to the Closing Date, at its sole cost, to lodge replacement security with the relevant governmental authority in replacement of the Appleby Security (the Appleby Replacement Security) such that the Appleby Security is released to such Seller, or as it may direct, on or before Closing, failing which, such Seller covenants and agrees that its interest in such Appleby Security shall be assigned to Purchaser on or before Closing, which assignment shall include, inter alia, an irrevocable direction to such relevant governmental authority directing the release of such Appleby Security to Purchaser upon the satisfaction of all release conditions applicable thereto, in exchange for which such Seller shall receive a credit in the amount of such Appleby Security, on the Statement of Adjustments.
(b)
Ingram Security. Seller of the Ingram Property has delivered the security set out in Schedule 8.4(b) to one or more governmental authorities and/or utilities (the “Ingram Security”). Purchaser covenants and agrees to undertake commercially reasonably efforts, on or prior to the Closing Date, at its sole cost, to lodge replacement security with the relevant governmental authority in replacement of the Ingram Security (the Ingram Replacement Security) such that the Ingram Security is released to such Seller, or as it may direct, on or before Closing, failing which, such Seller covenants and agrees that its interest in such Ingram Security shall be assigned to Purchaser on or before Closing, which assignment shall include, inter alia, an irrevocable direction to such relevant governmental authority directing the release of such Ingram Security to Purchaser upon the satisfaction of all release conditions applicable thereto, in exchange for which such Seller shall receive a credit in the amount of such Ingram Security, on the Statement of Adjustments.
8.5
Registration, Closing Costs, HST.
(a)
Registration. Registration of all the requisite documents in all appropriate offices of public record and all matters of payment and delivery of documents by each party to the other shall be deemed to be concurrent requirements of Closing so that the Closing shall not be completed hereunder until everything has been paid, delivered and registered.
(b)
Closing Costs. Sellers shall pay, on the Closing Date, the fees and expenses of Sellers’ solicitors and other professionals or consultants providing counsel to Sellers in connection with the transactions contemplated in this Agreement. Purchaser shall pay, on the Closing Date: (i) all recording costs relating to the Transfer; (ii) any applicable property transfer taxes, Land Title Office registration fees or taxes and similar charges relating to the transfer of the Property; and (iii) the fees and expenses of Purchaser’s solicitors and other professionals or consultants providing counsel to Purchaser in connection with the transactions contemplated in this Agreement.
(c)
HST. Purchaser confirms that it will be registered on the Closing Date with Canada Revenue Agency or any successor thereto (the CRA) in compliance with Part IX of the Excise Tax Act (Canada) relating to the federal goods and services tax (the HST). Purchaser agrees that the Purchase Price and any other amounts payable to Sellers hereunder do not include HST or any other applicable taxes and that, if and to the extent required under the Excise Tax Act (Canada) (the “ETA”), Purchaser will remit to Sellers on the Closing Date any HST that may be exigible under the ETA in respect of the transaction contemplated herein, and Sellers agree that they will remit such funds or otherwise account for such funds to the Canada Revenue Agency (the “CRA”) in accordance with its obligations under the ETA. Notwithstanding the foregoing, if Purchaser is a corporation which is registered for HST purposes and, on or before the Closing Date, Purchaser provides Sellers with a certificate as to the HST registered status of Purchaser containing Purchaser’s HST registration number, Purchaser will not be required to pay the HST to Sellers but will be entitled to self-assess the HST and account for the same directly to the CRA. Such certificate shall be in the customary form and shall contain an indemnity from Purchaser in favour of Sellers with respect to the payment of HST by Purchaser in accordance with the provisions hereof.

Purchaser covenants and agrees, from and after the Effective Date, to apply for, and to proceed diligently and continuously to obtain, a registration number for HST purposes.

Notwithstanding the foregoing, the parties will use their commercially reasonable efforts to minimize (or eliminate) any taxes described in this Section 8.2(c) as are applicable to the purchase and sale of the Property, including any taxes payable under the Excise Tax Act (Canada) in respect of the Closing. To the extent applicable, the parties agree to make the joint election under Section 167 of Part IX of the Excise Tax Act (Canada) in respect of the sale of the Property. Purchaser shall be responsible for filing such election with the applicable taxing regulatory authorities within the time set out in subsection 167(1.1) of the Excise Tax Act (Canada) and shall indemnify Sellers in respect of any HST payable on the Purchase Price in accordance with the terms hereof.

The Purchaser shall deliver to the Sellers on Closing a certificate and indemnity in which the Purchaser will certify that it is an HST registrant and indemnify and save harmless the Sellers from all Claims incurred, suffered or sustained as a result of a failure of the Sellers to collect HST or a failure by the Purchaser: (i) to pay any federal, provincial or other taxes required to be paid by the Purchaser under the Excise Tax Act (Canada) and any other legislation in connection with the conveyance or transfer of the Property, whether arising from a reassessment or otherwise, including HST; (ii) to self-assess and remit the HST payable in connection with the transfer and remit HST applicable on the sale of the Property as a result of the Sellers relying on the Purchaser’s HST certificate and indemnity described herein; or (iii) to file any returns, certificates, filings, elections, notices or other documents required to be filed by the Purchaser with any federal, provincial or other taxing authorities in connection with the conveyance or transfer of the Property.

In the event that the Purchaser directs registered or beneficial title to another party on Closing, such party shall provide an indemnity to Sellers as contemplated from Purchaser as set out in this Section 8.2(c), provided Sellers confirm and acknowledge that any party that is solely a registered owner of title need not be registered for HST purposes.

(d)
Nominee. Purchaser, in its sole, absolute and subjective discretion, may elect to appoint a nominee and bare trustee (the Bare Trustee) to hold the legal title to the Land in trust for and on behalf of Purchaser following Closing. If Purchaser elects to have a Bare Trustee to hold title, on the Closing Date, Sellers will transfer title to the name of the Bare Trustee and transfer the beneficial interest in the Land to Purchaser as may be directed by way of a title direction from Purchaser to Sellers, provided Purchaser delivers to Sellers the form of the bare trust agreement with respect to same, prior to Closing. Notwithstanding any such title direction, Purchaser shall remain bound to pay the Purchase Price, including any unpaid balance thereof on Closing.
8.6
Sellers’ Closing Deliveries. Each Seller covenants and agrees to deliver possession of its Property to Purchaser on Closing following delivery of the Purchase Price, subject only to the Permitted Encumbrances (including the Leases), and shall deliver the following documents to Purchaser on or prior to Closing:
(a)
Evidence of Authority. Such organizational and authorizing documents of such Seller as shall be reasonably required to evidence such Sellers’ authority to consummate the transactions contemplated by this Agreement;
(b)
Transfer. An electronic transfer (the Transfer) from such Seller containing the statements of the transferor and the transferor’s solicitor as set out in section 50(22) of the Planning Act transferring to the Purchaser, or the Bare Trustee (as the Purchaser may direct), registered fee simple title to its Real Property;
(c)
Beneficial Conveyance. In the event registered fee simple title is transferred to the Bare Trustee, a beneficial conveyance from such Seller transferring to the Purchaser beneficial ownership in the fee simple title to its Real Property;
(d)
Residency Certificate. A certificate of an officer of Sellers and Nominees stating that, on Closing, such Sellers and related Nominees are not “non-residents” of Canada within the meaning and purpose of Section 116 of the Income Tax Act (Canada) and that, no officer, director or shareholder of such Seller or related Nominee, nor any of their spouses, if applicable, have resided or have any right to reside within or upon any part of the lands as their matrimonial home;
(e)
Statement of Adjustments. A Statement of Adjustments prepared in accordance with Article of this Agreement;
(f)
Undertaking to Re-adjust. An undertaking by such Seller to readjust the Statement of Adjustments in respect of its Property upon written request of Purchaser after Closing;
(g)
Re-affirmation Certificate. The Sellers’ Bring-down Certificate;
(h)
Tangible Personal Property. A bill of sale from such Seller to Purchaser transferring all of its legal and beneficial interest in its Tangible Personal Property;
(i)
Assignment of Intangible Property. An assignment of Intangible Property from such Seller to Purchaser transferring all of its legal and beneficial interests in all Intangible Property owned by such Seller, including without limitation, all Leases, all subsisting and transferrable warranties and/or guarantees in respect of the Tangible Personal Property owned by such Seller and in respect of its Real Property and any work performed in respect thereof;
(j)
Certificate – Rent Roll. A certificate of an officer of such Seller, which certification shall be made only to the Knowledge of such Seller, attaching a rent roll for its Real Property which is current as of the Closing Date and which contains all material information typically included in a rent roll for similar properties;
(k)
Reliance Letters. Reliance letters addressed to Purchaser and any lender to Purchaser from the consultants who prepared the environmental and building condition reports that were prepared on or after December 31, 2021, in respect of its Real Property, confirming that Purchaser may rely on such reports, at its sole cost and expense, provided that all such reliance letters shall be requested by the Purchaser in writing (which request shall identify the author and date of the report for which a reliance letter is required), within five (5) Business Days of the delivery by Purchaser of the Satisfaction Notice; and
(l)
Further Documentation. Such further documentation relative to the completion of this transaction as otherwise referred to herein, or as may be required by law or as may be the usual practice of a purchaser’s solicitor in completing transactions similar to the sale of the Property contemplated herein in the Province of Ontario.

All such documentation, except as otherwise provided herein, shall be in form and substance acceptable to both Sellers and Purchaser, each acting reasonably and in good faith.

8.7
Purchaser’s Closing Deliverables. Purchaser covenants to deliver the following to Sellers on or prior to Closing:
(a)
Purchase Price. The balance of the Purchase Price, as described in Section 2.1(c) (net of the Downpayment to be applied against the Purchase Price, and subject to adjustments as contemplated pursuant to this Agreement);
(b)
Undertaking to Re-adjust. An undertaking by Purchaser to readjust the Statement of Adjustments upon written request of Sellers after Closing;
(c)
Re-affirmation Certificate. The Purchaser’s Bring-down Certificate;
(d)
Purchaser’s Certificate. A certificate confirming Purchaser’s HST registration number to Sellers in the customary form; and
(e)
Further Documentation. Such further documentation relative to the completion of this transaction as otherwise referred to herein, or as may be required by law or as may be the usual practice of a seller’s solicitor in completing transactions similar to the sale of the Property contemplated herein in the Province of Ontario.

All such documentation, except as otherwise provided herein, shall be in form and substance acceptable to both Sellers and Purchaser, each acting reasonably and in good faith.

8.8
Documents to be executed by Sellers and Purchaser. At the Closing, Sellers and Purchaser shall also execute and deliver the following:
(a)
Tenant Notice. An executed direction to each of the tenants to the Leases notifying such tenants that the Real Property has been transferred to Purchaser, directing such tenants to pay future rental payments to Purchaser, and notifying such Tenant of the new address where Tenant is to make rental payments after the Closing Date;

(b)
Assignment of Permitted Encumbrances. Assumption and assignment agreement to be executed by Sellers and Purchaser in respect of the assignment by Sellers and assumption by Purchaser of the Permitted Encumbrances, to the extent assignable, without third party consent, which shall include, inter alia, reciprocal indemnities between the applicable Seller and Purchaser in respect thereof (based on which obligations arise before or on or after the Closing Date).
(c)
Assignment of Leases. An assignment and assumption to Purchaser of the interest of Sellers in the Leases which shall include an assumption and indemnity by Purchaser in favour of Sellers with respect to all obligations under the Leases arising from and after the Closing Date, and an assignment and indemnity of Sellers in favour of Purchaser with respect to Sellers’ obligations under the Leases arising prior to the Closing Date, together with all Leases, and all tenant files containing all relevant information and correspondence with respect to the Leases in possession or control of Sellers (the “Assignment of Leases”);
(d)
the Development Assumption Agreement; and
(e)
the Construction Contracts Assumption Agreement.

All such documentation, except as otherwise provided herein, shall be in form and substance acceptable to both Sellers and Purchaser, each acting reasonably and in good faith.

Article 9

RISK OF LOSS
9.1
Condemnation. If, prior to the Closing, action is initiated to take all or any portion of the Real Property, by expropriation proceedings or by deed or transfer in lieu thereof, which expropriation would, if completed, cause a materially detrimental reduction in the value of the Property, the Purchaser may either at or prior to Closing: (a) terminate this Agreement, in which event the Downpayment shall be refunded, without deduction, to Purchaser, without the consent or joinder of Sellers being required and notwithstanding any contrary instructions which might be provided by Sellers, and neither Sellers nor Purchaser shall have any further right or obligation hereunder, or (b) consummate the Closing, in which latter event all of Sellers’ assignable right, title and interest in and to the award of the expropriating authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.
9.2
Casualty.
(a)
Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. Upon one (1) Individual Property suffering any damage equal to or in excess of One Million Dollars ($1,000,000.00) prior to the Closing from fire or other casualty, Purchaser may either at or prior to Closing in respect of such Individual Property: (a) upon written notice to Sellers, terminate this Agreement in respect of such Individual Property, in which event, the Purchase Price shall be reduced in accordance with the Purchase Price allocated to such Individual Property pursuant to Schedule A attached, and the Downpayment shall be credited against the Purchase Price for the remaining Property to be purchased by the Purchaser pursuant to this Agreement, or (b) consummate the Closing in respect of such Individual Property, in which latter event all of Sellers’ right, title and interest in and to the proceeds of any insurance covering such damage, and including any and all rent loss insurance proceeds relating to the period from and after Closing Date, shall be assigned to Purchaser at the Closing and Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the sum of: (x) such Seller’s deductible under its insurance policy, to the extent that it is deducted from any such insurance proceeds payable to Purchaser, and (y) the amount of the uninsured or underinsured loss, provided that, for greater certainty, in the event that all Property suffers any damage entitling the Purchaser to terminate this Agreement in respect of all of the Property, and the Purchaser so elects, the Downpayment shall be refunded to Purchaser forthwith, without deduction, and without the consent or joinder of Sellers being required and notwithstanding any contrary instructions which might be provided by Sellers, and neither Sellers nor Purchaser shall have any further right or obligation under this Agreement other those obligations which expressly survive the Closing.
(b)
If a Property suffers any damage less than One Million Dollars ($1,000,000.00) prior to the Closing from fire or other casualty, Purchaser agrees that it will consummate the Closing and accept an assignment of the proceeds of any insurance covering such damage, including any and all rent loss insurance proceeds relating to the period from and after the Closing Date (plus receive a credit against Purchase Price in an amount equal to the sum of: (x) such Seller’s deductible under its insurance policy, to the extent that it is deducted from any such insurance proceeds payable to Purchaser, and (y) the amount of the uninsured or underinsured loss) and there shall be no other reduction in the Purchase Price.
(c)
Each of Sellers and Purchaser confirms, acknowledges and agrees that, for purposes of Error! Reference source not found. of this Agreement, and the potential termination of this Agreement in respect of an Individual Property pursuant thereto, the Purchase Price shall be allocated amongst the Property as set out in Schedule A attached to this Agreement.
Article 10

DEFAULT
10.1
Default. Subject to the limits on liability of the Sellers imposed in Section 3.1(e), and Section 11.16 in case of an alleged default by any party to this Agreement, Sellers and Purchaser shall have all remedies available at law or in equity open or available to each party.
10.2
Notice and Cure. In the event of a Seller’s default or a Purchaser’s default under this Agreement, the non-defaulting party shall provide the defaulting party with notice and ten (10) days to cure such default, prior to pursuing any remedies available with respect to such default; provided, however, that: (i) no such notice and cure shall be provided with respect to a party’s default in failing to timely close, or with respect to any party’s anticipatory breach of this Agreement; and (ii) in no event shall any such notice and cure period result in an extension of the Closing Date.
Article 11

MISCELLANEOUS
11.1
Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the first Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, or (c) on the date delivered by facsimile or email to the respective numbers/ email addresses specified below. For purposes of this Section 11.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Sellers:

c/o NYX Capital Corp. 400-1131A; Leslie Street Toronto, ON M3C 3L8 Attention: Yashar Fatehi Email: yashar@nyxcapital.com and with a copy to:

McMillan LLP Brookfield Place, 181 Bay Street, Suite 4400 Toronto, Ontario M5J 2T3

Robert Shore

Email: robert.shore@mcmillan.ca

If to Purchaser:

SST II Acquisitions, Inc.
c/o SmartStop Self Storage REIT, Inc 10 Terrace Road, Ladera Ranch, CA 92694, USA Attention: H. Michael Schwartz Email: hms@smartstop.com and with a copy to:

SST II Acquisitions, Inc.
c/o SmartStop Self Storage REIT, Inc. 8235 Douglas Ave, Suite 1250 Dallas TX 75225, USA Attention: Wayne Johnson, President and CIO Email: wjohnson@smartstop.com and with a copy to:

Norton Rose Fulbright Canada LLP Suite 1500 - 45 O’Connor Street Ottawa, Ontario K1P 1A4 Attention: Norman B. Lieff Email: nlieff@nortonrosefulbright.com
11.2
Real Estate Commissions. Neither Sellers nor Purchaser have authorized any broker or finder to act on any party’s behalf in connection with the sale and purchase hereunder and neither Sellers nor Purchaser have dealt with any broker or finder purporting to act on behalf of any other party.

Purchaser agrees to indemnify and hold harmless Sellers from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Sellers agree to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Sellers or on Sellers’ behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 11.2 shall survive the Closing or any earlier termination of this Agreement.
11.3
Exclusivity. From and after the Effective Date and until Closing or the earlier termination of this Agreement (the Exclusivity Period), unless otherwise expressly pre-authorized in writing by Purchaser, Sellers covenant and agree that neither Sellers, nor any of Sellers’ representatives, employees, advisors or agents will, directly or indirectly, make, solicit or initiate enquiries from, or seek or respond to the submission of proposals or offers from, any third party or enter into any agreement relating to the sale or other disposition of the Property (or any other similar transaction or proposal whatsoever) or respond to or participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise co-operate in any way with, or assist or participate in or facilitate, any effort or attempt by any person or entity to do or seek to do any of the foregoing and, to the extent any such discussions or negotiations have occurred with any third parties prior to the Exclusivity Period, such Sellers hereby agrees to terminate them immediately.
11.4
Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.
11.5
Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.
11.6
Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.
11.7
Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, Canada or the Province of Ontario, then, in such event, the time of such period shall be extended to the next Business Day (as defined below). Where in this Agreement a number of days is prescribed, the number shall be computed by excluding the first day and including the last day.
11.8
Governing Law. This Agreement shall be governed by the laws of the Province of Ontario and the parties hereto attorn to the jurisdiction of the Ontario courts.
11.9
Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Sellers and Purchaser and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, SST II Acquisitions, LLC (the Original Purchaser) shall be entitled to assign this Agreement, or alternatively, direct that title to all or part of the Property be transferred, without Sellers’ consent, to: (i) an affiliate (as such term is defined in the Canada Business Corporations Act) of Original Purchaser; (ii) an entity in which SmartStop Self Storage REIT, Inc. a Maryland corporation, Strategic Storage Growth Trust III, Inc., a Maryland corporation, Strategic Storage Trust VI, Inc., a Maryland corporation, or any subsidiary of the foregoing, has a direct or indirect ownership interest; (iii) a real estate investment trust of which Original Purchaser, or an affiliate of Original Purchaser, is the external advisor; (iv) a Delaware statutory trust of which Original Purchaser, or an affiliate of Original Purchaser is the signatory trustee, or (v) a partnership or joint venture in which Original Purchaser, or any entity described in paragraphs (i) through (iv) above, has an interest (any party referenced in paragraphs (i) through (v) above being herein called, a Permitted Assignee); provided, however, that: (y) Original Purchaser delivers to the Sellers prior written notice of such assignment and/or direction regarding title; and (z) prior to such an assignment taking effect, any Permitted Assignee shall assume the obligations of Original Purchaser hereunder (including the obligation to deliver an HST Declaration and Indemnity on Closing) and Original Purchaser shall be released from any liability under the terms of this Agreement.
11.10
Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.
11.11
Effective Date. For purposes of this Agreement, the “Effective Date” shall mean the date that this Agreement has been executed and delivered by both Sellers and Purchaser.
11.12
Schedules. The following schedules are attached to this Agreement and incorporated herein by this reference and made a part hereof for all purposes:
(a)
Schedule A – Table of Ownership and Purchase Price/Deposit Allocation
(b)
Schedule 1.1(c) – Leases
(c)
Schedule 1.1(d) – Tangible Personal Property;
(d)
Schedule 1.1(f) – Intangible Property;
(e)
Schedule Error! Reference source not found. – Construction Contract Invoices (Appleby)
(f)
Schedule Error! Reference source not found. – Construction Contract Invoices (Ingram)
(g)
Schedule 5.1 – Due Diligence Items;
(h)
Schedule 5.2(a) – Permitted Encumbrances;
(i)
Schedule 8.4(a) – Appleby Replacement Security
(j)
Schedule 8.4(b)– Ingram Replacement Security
(k)
Schedule 11.17 – Representation Letter.
11.13
No Registration. Sellers and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records of any municipality or province.
11.14
Disclosure. Sellers and Purchaser hereby covenant and agree that for a period of six months after Closing, unless consented to in writing by the other party (which consent may be granted or withheld in the sole, absolute and subjective discretion of the party whose consent is being requested), no press release or other public disclosure concerning this transaction shall be made by or on behalf of Sellers or Purchaser, and each party agrees to use best efforts to prevent disclosure of this transaction by any third party. Notwithstanding the foregoing: (i) each party shall be entitled to make disclosures concerning this Agreement and materials provided hereunder to its lenders, attorneys, solicitors, accountants, employees, agents and other service professionals as may be reasonably necessary in furtherance of the transactions contemplated hereby; (ii) Purchaser shall be entitled to make disclosures concerning this transaction and materials provided hereunder to its potential debt and equity sources; and (iii) each party shall be entitled to make such disclosures concerning this Agreement and materials provided hereunder as may be necessary to comply with any court order or directive of any applicable governmental authority. The provisions of this Section 11.14 shall survive Closing or any termination of this Agreement.
11.15
Confidentiality. Other than with the written consent of Sellers (and in the case of personal information or personal health information, such further consents of the subjects thereof as may be required by applicable law), Purchaser shall not, directly or indirectly, disclose, communicate, publish or disseminate any Confidential Information, or, by any act or omission below the standard of care a reasonable person would take to protect its own confidential information, cause or fail to take reasonable steps to prevent the disclosure such Confidential Information, nor shall it use any of the Confidential Information for any purpose other than the performance of this Agreement. For these purposes, Confidential Information means all non-public information concerning the business, affairs and/or financial position of Sellers and the existence of and terms and conditions of this Agreement, whether in written, graphic, electronic, digital or oral form, which Purchaser has obtained, directly or indirectly from Sellers including, but not limited to, financial, business and personal data, records, business and marketing plans, strategies and methods, concepts, ideas, know-how, studies, charts, plans, tables and compilations, operating manuals and customer and supplier lists; provided however that Confidential Information shall not include any information which (i) was already known to Purchaser prior to the time of disclosure by Sellers as evidenced by written records, (ii) is available or becomes generally available to the public other than through a breach of this Agreement by Purchaser, (iii) is acquired or received rightfully and without confidential limitation by Purchaser from a third party, or (iv) is independently developed by Purchaser without breach of this Agreement. For greater certainty, Sellers confirm, acknowledge and agree that Purchaser shall be entitled to disclose Confidential Information as contemplated in Section 11.14 above.
11.16
Severable Liability of Each Seller. Notwithstanding any other provision of this Agreement (other than Section 3.1(e)), the parties agree that the obligations and liabilities of each Seller under this Agreement shall be several (and not joint and several) and subject to Section 3.1(e), in the case of each Seller, shall be limited to those representations, warranties and covenants of such Seller under this Agreement which relate solely to itself or its Individual Property, and not to the representations, warranties and covenants relating to any other Seller or their respective Individual Properties.
11.17
Cooperation with Purchaser’s Auditors and SEC Filing Requirements.
(a)
From and after the Effective Date through and including seventy five (75) days after the Closing Date, Sellers shall provide to Purchaser (at Purchaser’s sole cost and expense) copies of, or shall provide Purchaser access to, the books and records with respect to the ownership, management, maintenance and operation of the Property and shall furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request and which is in the possession and/or control of Sellers, or any of their affiliates, agents, or accountants, to enable Purchaser or its assignee, and each of their respective Affiliates, to file its or their Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission (SEC). At Purchaser’s sole cost and expense, Sellers shall allow Purchaser’s auditor (BDO, CohnReznick LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the calendar year prior to Closing (or to the date of Closing) and the two (2) prior years, and shall cooperate (at no cost to Sellers) with Purchaser’s auditor in the conduct of such audit. In addition, Sellers agree to provide to Purchaser’s auditor a letter of representation substantially in the form attached hereto as Schedule 11.17 (the

Representation Letter), and, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing: (i) Purchaser or its auditor may audit Sellers’ operating statements of the Property, at Purchaser’s sole cost and expense, and Sellers shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit; and (ii) Sellers shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser to make any required filings with the SEC or other governmental authority; provided, however, that the foregoing obligations of Sellers shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Sellers, or their agents and accountants, at no cost to Sellers, and in the format that Sellers (or their respective agents or accountants) have maintained such information; and (iii) Sellers and Purchaser acknowledge and agree that the Representation Letter is not intended to expand, extend, supplement or increase the representations and warranties made by Sellers to Purchaser pursuant to the terms and provisions of this Agreement or to expose Sellers to any risk of liability to third parties. The provisions of this Section 11.17 shall survive Closing. Notwithstanding the foregoing, in no event shall any Seller be required to disclose the identify of any of its limited partners, and all information and materials required to be provided to the Purchaser hereunder may redact all identifying information.
11.18
Currency. All references in this Agreement to dollars, or to $ are expressed in Canadian currency unless otherwise specifically indicated.
11.19
Execution - Counterparts, E-mail. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party (i) has agreed to permit the use of Docusigned or emailed .pdf signatures in order to expedite the transaction contemplated by this Agreement; (ii) intends to be bound by its Docusigned or emailed .pdf signature; (iii) is aware that the other will rely on the Docusigned or emailed .pdf signature; and (iv) acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of any document based on the fact that a signature was sent by Docusign or emailed .pdf.
11.20
Business Day. For greater certainty and for purposes of this Agreement, Business Day shall mean any day, excluding Saturday, Sunday or any other day on which banks are required or authorized to close in Toronto, Ontario, Ladera, California and on which the Land Title Office is closed.
11.21
Survival of Provisions. All provisions of this Agreement which contemplate obligations or activities taking place after Closing shall survive the Closing.
11.22
Disclosure Timing. Any disclosure that was made by the Seller to the Purchaser on the Effective Date shall be deemed to have been made prior to the Effective Date provided that such disclosure was made prior to the time that this Agreement was executed by both parties.

[signature page to follow]

Executed with effect by Sellers on April 5, 2023.

EsandAr Selfstorage LP by its general partner, Esandar Storage GP Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

Cityview Selfstorage LP by its general partner, Cityview Storage GP Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

Lakeshore Selfstorage LP by its general partner, Lakeshore Storage GP Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

Bluebird Sanford Storage LP by its general partner, Bluebird Sanford Storage Corp.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

Bluebird Ingram Storage LP by its general partner, Bluebird Ingram Storage Corp.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

NYX SHERIDAN Storage LP by its general partner, SHERIDAN Storage Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

NYX Appleby Storage LP by its general partner, Appleby Storage Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation and the Corporation has the authority to bind the limited partnership

Executed with effect by the Nominees on ____________________________.

Esandar Storage GP Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation

Cityview Storage GP Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation

Lakeshore Storage GP Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation

Bluebird Sanford Storage Corp.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation

Bluebird Ingram Storage Corp.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation

Appleby Storage Inc.

Per: /s/ Yashar Fatehi

Name: Yashar Fatehi

Title: Authorized Signing Officer

Per: /s/ James Bennett

Name: James Bennett

Title: Authorized Signing Officer

I/We have authority to bind the Corporation

Executed with effect by Purchaser on April 4, 2023.

SST II ACQUiSITIONS, llc
Per:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer
I have the authority to bind the corporation

Schedule A

INDIVIDUAL PROPERTIES AND ALLOCATION OF PURCHASE PRICE

Municipal Address	Legal Description	Registered Owner/ Nominee	Beneficial Owner	Allocated Portion of Purchase Price	Allocated Deposit
19 Esandar Drive, Toronto, Ontario	PIN 10369-0190(LT) - PT LT 13 CON 3 FTB TWP OF YORK PT 5 TO 7 64R10411;; CITY OF TORONTO	Esandar Storage GP Inc.	Esandar Selfstorage LP	$50,000,000.00	$2,500,000.00
411 Cityview Boulevard, Woodbridge, Ontario	PIN 03327-8199(LT) - PT LT 13 CON 3 FTB TWP OF YORK PT 5 TO 7 64R10411; CITY OF TORONTO S/T SUBSECTION 44(1) OF THE LAND TITLES ACT, R.S.O. 1990 EXCEPT PARAGRAPHS 3 & 14 THEREOF. NOV. 21, 2000. THE FOLLOWING REMARK HAS BEEN ADDED ON 2008/05/13 AT 16:05 BY SHARON COLES.	Cityview Storage GP Inc.	Cityview Selfstorage LP	$37,000,000.00	$1,850,000.00
1230 Lakeshore Road East, Mississauga, Ontario	PIN 13485-0304(LT) - PT LT 6 CON 3 SDS TORONTO PT 1, 43R20469; S/T TT119305; CITY OF MISSISSAUGA	Lakeshore Storage GP Inc.	Lakeshore Selfstorage LP	$41,000,000.00	$2,050,000.00

24-60 Sanford Avenue N, Hamilton, Ontario	PIN 17199-0017(LT) - LTS 17, 18, 19, 20, 21, 22, 23 & 24, PL 46 ; PT LTS 25, 26, 27, 28, 29, 30, 31 & 32, PL 46 , AS IN VM231207 ; LANE, PL 46 , AS CLOSED BY ORDERS HA118450 & HA130962, AS IN VM231207; HAMILTON	Bluebird Sanford Storage Corp.	Bluebird Sanford Storage LP	$12,200,000.00	$610,000.00
7-15 Ingram Drive, North York, Ontario	PIN 10337-0003(LT) - LT 13 PL 4026 NORTH YORK; LT 14 PL 4026 NORTH YORK; LT 15 PL 4026 NORTH YORK; TORONTO (N YORK), CITY OF TORONTO	Bluebird Ingram Storage Corp.	Bluebird Ingram Storage LP	$37,500,000.00	$1,875,000.00
1770 Appleby Line, Burlington, Ontario	PIN 07181-1327(LT) - PART BLOCK 3, PLAN M249, PART 1, PLAN 20R-21900; CITY OF BURLINGTON	Appleby Storage Inc.	NYX Appleby Storage LP	$26,000,000.00	$1,300,000.00
2068 South Sheridan Way,	PIN 13429-0952(LT) – PART LOT 31, CONCESSION 2,	Sheridan Storage Inc.	NYX Sheridan Storage LP	$45,800,000.00	$2,290,000.00

Mississauga, Ontario

SDS,(TORONTO) AS IN VS67469, RO510767, VS32808; SAVE AND EXCEPT PART 1, PLAN 43R38933; SUBJECT TO AN EASEMENT AS IN RO502828; SUBJECT TO AN EASEMENT AS IN VS420047; SUBJECT TO AN EASEMENT IN GROSS OVER PARTS 1 AND 2, 43R-39554 AS IN PR3694334; CITY OF MISSISSAUGA

NYX Sheridan Storage LP
Total		$249,500,000.00	$12,475,000.00